BYLAWS OF

                              SWVA BANCSHARES, INC.

                                    ARTICLE I

                                   DEFINITIONS

      Terms defined in the Articles of Incorporation of this Corporation shall have the same meaning when used in these Bylaws.

                                   ARTICLE II

                                     OFFICES

      SECTION 1. Registered and Other Offices. The registered office of SWVA Bancshares, Inc. (hereinafter called the "Corporation") in the Commonwealth of Virginia shall be at 302 Second Street, S.W., Roanoke, Virginia 24011-1597. The Corporation also may have an office or offices and keep the books and records of the Corporation, in accordance with the laws of the Commonwealth of Virginia, at such other place or places either within or without the Commonwealth of Virginia as the Board of Directors of the Corporation may from time to time determine or the business may require.

                                   ARTICLE III

                             MEETING OF STOCKHOLDERS

      SECTION 1. Place of Meetings. All meetings of the stockholders shall be held at the principal office of the Corporation at 302 Second Street, S.W., Roanoke, Virginia 24011-1597, or at such other place within or without the Commonwealth of Virginia as may from time to time be fixed by the Board of Directors.

      SECTION 2. Annual Meetings. The annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held either (i) at 2:00 p.m. on the third Wednesday of October of each year, (ii) at such other date and time as the Board of Directors shall designate.

      SECTION 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called by the Chairman of the Board or a majority of the Board of Directors, and only such other persons as are specifically permitted to call special meetings by the Virginia Stock Corporation Act.

      SECTION 4. Notices of Meetings. Except as may otherwise be required by the Virginia Stock Corporation Act, notice of each meeting of stockholders, annual or special, shall be in writing and shall state the place where it is to be held, the date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes thereof, and a copy thereof shall be served either personally or by mail upon each stockholder of record entitled to vote at such meeting, not less than ten (10) or more than sixty (60) days before the meeting, except that notice of a stockholders' meeting to act on an amendment of the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of assets or the dissolution of the Corporation shall be given not less than twenty-five (25) nor more than sixty (60) days before the meeting date. If mailed, it shall be directed to such stockholder at his or her address as it appears on the records of the Corporation. (Notices of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy except when the stockholder attends the meeting for the express and sole purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called

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or  convened,  or that  insufficient  notice  thereof  was given.  Notice of any adjourned meeting of stockholders need not be given except as otherwise provided in this Article III.)

      SECTION 5. Stockholder List. The Secretary of the Corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. The list shall be arranged by voting group and within each voting group by class or series of shares. The original share transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

      SECTION 6. Quorum. Except as otherwise provided by the Virginia Stock Corporation Act, at each meeting of the stockholders of the Corporation the holders of shares sufficient to cast a majority of the votes represented by all voting shares of the Corporation issued and outstanding and entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum. Shares entitled to vote as a separate voting group may take action on a matter only if a quorum of those shares exists with respect to that matter.

      SECTION 7. Adjournments. Whether or not a quorum is present at any annual or special meeting of stockholders, a majority in interest of those present in person or by proxy and entitled to vote may adjourn the meeting from time to time to another time or place, at which time, if a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken, unless a new record date is fixed for the adjourned meeting (which shall be done in the event that the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting), in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      SECTION 8. Organization. Each meeting of the stockholders shall be presided over by the Chairman of the Board, or in his or her absence by the President, or if neither the Chairman of the Board nor the President is present by an Executive or Senior Vice President.

      SECTION 9. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the designated chairman of the meeting.

      SECTION 10. Voting. At each meeting of the stockholders, every stockholder of record of the Corporation entitled to vote at such meeting shall be entitled to vote the common or other shares of voting stock standing in his or her name on the books of the Corporation and entitled to be voted at such meeting:

            (i) At the time fixed pursuant to Article VIII of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or

            (ii) If no such record date shall have been fixed, then at the close of business on the day next preceding the day on which notice of such meeting is given, or

            (iii) If notice of such meeting shall have been waived, than at the close of business on the day next preceding the day on which such meeting is held.

      Each share of common stock shall be entitled to one vote per share. The holders of the Common Stock or any other equity securities of the Corporation have no right to cumulate votes for the election of directors. Each share of other voting stock of the Corporation shall be entitled to such number of votes as may be provided in the Articles of Incorporation or resolutions of the Board of Directors of the Corporation establishing such stock. Except as permitted by law, shares of its own stock belonging to the Corporation shall not be voted directly or indirectly. Every stockholder entitled to vote at any meeting of stockholders may cast such vote in person or by proxy appointed by an instrument in

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writing,  signed by such stockholder or his or her duly authorized  attorney and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted after eleven (11) months from its date, unless the proxy expressly provides for a longer duration. At all meetings of the stockholders all matters (except where other provision is made by law or by the Articles of Incorporation, as amended, or by these Bylaws) shall be decided by a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote thereof, provided that a quorum is present.

      SECTION 11. Inspectors. For each meeting of stockholders, the Board of Directors shall appoint one, two or three inspectors of election. If for any meeting the inspectors appointed by the Board of Directors shall be unable to act or the Board of Directors shall fail to appoint such inspectors, inspectors may be appointed at the meeting by the chairman thereof. The inspectors appointed to act at any meeting of the stockholders, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of their ability, and the oath so taken shall be subscribed by them. Such inspectors shall conduct the voting in each election of directors and, as directed by the Board of Directors or the chairman of the meeting, voting on any other matter voted on at such meeting, and after the voting shall make a certificate of the vote taken. No director or candidate for the office of director shall act as an inspector for the election of directors. Inspectors need not be stockholders.

      SECTION 12. New Business. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the Secretary of the Corporation at least ten (10) days before the date of the annual meeting; but no other proposal shall be acted upon at the annual meeting. Any stockholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the Secretary at least ten (10) days before the meeting, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the stockholders taking place thirty
(30) days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

      SECTION 13. Informal action by stockholders. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of stockholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the stockholders entitled to vote with respect to the subject matter.


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                                   ARTICLE IV

                                    DIRECTORS

      SECTION 1. General Powers. The Board of Directors shall manage and direct the management of the business and affairs of the Corporation and may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation, as amended, or these Bylaws directed or required to be exercised or done by the stockholders.

      SECTION 2. Number. The Board of Directors of the Corporation shall consist of seven (7) members, and shall be divided into classes and elected as set forth in the Articles of Incorporation.

      SECTION 3. Nominations of Directors. Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. The Board of Directors shall appoint three or more directors to act as a nominating committee for selecting the Board of Director nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a Board of Director nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. All nominations made by the nominating committee shall be ratified by the Board of Directors. Stockholder nominations shall be made in the manner and with the effect provided in the Articles of Incorporation.

      SECTION 4. Quorum. At any meeting of the Board of Directors, a majority of the directors then holding office shall constitute a quorum for the transaction of business except where otherwise provided by law, the Articles of
Incorporation or these Bylaws. In the absence of a quorum, a majority of the directors present may adjourn the meeting to some future time not more than thirty (30) days later.

      SECTION 5. Voting. At all meetings of the Board of Directors, each director present shall have one vote. At all meetings of the Board of Directors, all questions, the manner of deciding which is not otherwise specifically regulated by law, the Articles of Incorporation or these Bylaws, shall be determined by a majority of the directors present at the meeting.

      SECTION 6. Place of Meeting. The Board of Directors may hold its meetings at such place or places within or without the Commonwealth of Virginia as the Board of Directors from time to time may determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

      SECTION 7. Annual Meeting. The Board of Directors shall meet for the purpose of the organization, the election of officers and the transaction of other business, as soon as practicable after each annual election of directors on the same day and at the same place at which such election is held or at such other time or place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the directors.

      SECTION 8. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors by resolution may determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at said place at the same hour on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.

      SECTION 9. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or a majority of the Board of Directors. Notice of each such meeting shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, at least three (3) days before the day on which the meeting is to be held; or shall be sent to him or her at such place by telegraph, cable or wireless,

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or be delivered personally or by telephone not later than the day before the day on which the meeting is to be held. Except as otherwise expressly required by law or these Bylaws, the purpose of any special meeting shall not be required to be stated in the notice thereof. Notice of any meeting of the Board of Directors shall not be required to be given to any director who shall be present at such meeting.

      SECTION 10. Telephone Meetings. The Board of Directors may hold a meeting by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Notice of such meeting, if any, shall be given as provided in Section 9 and shall give each director the telephone number at which, or other manner in which, he or she will be called.

      SECTION 11. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

      SECTION 12. Organization. At each meeting of the Board of Directors, the Chairman of the Board or in his or her absence, the president, or in his or her absence a director chosen by a majority of the directors present, shall act as chairman of such meeting and preside thereat. The Secretary, or in his or her absence of the Secretary and the Assistant Secretaries, any person appointed by the chairman, shall act as secretary of the meeting and keep the minutes thereof.

      SECTION 13. Order of Business. At all meetings of the Board of Directors, business shall be transacted in the order determined by the chairman of the meeting, subject to the approval of the Board of Directors.

      SECTION 14. Resignations. Any director may resign at any time by giving written notice to the Chairman of the Board or to the Secretary of the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 15. Removal of Directors. Any director or the entire Board of Directors may be removed only in the manner provided in the Articles of Incorporation.

      SECTION 16. Election of Directors. Directors are to be elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting of stockholders at which a quorum is present. If, at any meeting of stockholders, due to a vacancy or vacancies or otherwise, directors of more than one class of the Board of Directors are to be elected, each class of directors to be elected at the meeting shall be elected in a separate election by a plurality vote.

      SECTION 17. Compensation. Directors, as such, may receive annual compensation for their services. In addition, by resolution of the Board of Directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the Board of Directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the Board of Directors may determine.

      SECTION 18. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation within five
(5) days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

      SECTION 19. Age Limitation on Directors. No person of an age of 70 years or older will be eligible for election, reelection, appointment or reappointment to the board of directors. Further, no director shall serve as such beyond

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the annual meeting of the shareholders of the Company immediately  following the attainment of age 70. Notwithstanding the foregoing, directors age 60 or over at the date of adoption of this amendment shall be exempt from the age limitations of this section.

      SECTION 20. Qualification of Directors. No person whose primary residence is not within the boundaries of the City of Roanoke, the City of Salem, Roanoke County, Franklin County, Floyd County, Montgomery County, Craig County, Botetourt County or Bedford County, all within the Commonwealth of Virginia, for a minimum period of one year, will be eligible for election, reelection, appointment or reappointment to the board of directors. Further, no director shall serve as such beyond the annual meeting of the shareholders of the Company immediately following their moving their primary residence beyond the boundaries aforesaid.

                                    ARTICLE V

                         EXECUTIVE AND OTHER COMMITTEES

      SECTION 1. Executive Committee. The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate an Executive Committee to consist of three or more members of the Board of Directors.

      SECTION 2. Vacancies. A majority of the Board of Directors shall have the power to change the membership of the Executive Committee at any time, to fill vacancies therein and to discharge the Executive Committee or to remove any member thereof (including the Chairman), either with or without cause, at any time.

      SECTION 3. Executive Committee To Report. All completed action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action or at its meeting held in the month following the taking of such action.

      SECTION 4. Procedure. Meetings of the Executive Committee shall be held at such times and places as the Chairman of the Executive Committee may determine. The Executive Committee, by a vote of a majority of its members, may fix its rules of procedure, determine its manner of acting and specify what notice, if any, of meetings shall be given, except as the Board of Directors shall by resolution otherwise provide.

      SECTION 5. Powers. Except as otherwise provided by law or the Articles of Incorporation, the Executive Committee shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation in the intervals between meetings of the Board of Directors in all cases in which specific directions shall not have been given by the Board of Directors, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

      SECTION 6. Other Committees The Board of Directors may, by resolutions passed by a majority of the Board of Directors designate members of the Board of Directors to constitute other committees which shall in each case consist of such number of directors, and shall have and may execute such powers as may be determined and specified in the respective resolutions appointing them. A majority of all the members of any such committee may fix its rules of procedure, determine its manner of acting and fix the time and place, whether within or without the Commonwealth of Virginia, of its meetings and specify what notice thereof, if any, shall be given, except that a majority of the Board of directors shall have the power to change the membership of any such committee at any time, to fill vacancies therein and to discharge any such committee or to remove any member thereof, either with or without cause, at any time.

                                   ARTICLE VI

                                    OFFICERS


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      SECTION 1. Titles.  The principal  officers of the Corporation  shall be a
Chief Executive Officer, a President, one or more Executive or Senior Vice Presidents, a Secretary and a Treasurer. Other officers may be appointed in accordance with the provisions of this Article VI. One person may hold the office and perform the duties of any two or more of said officers.

      SECTION 2. Election, Term of Office and Qualifications. The officers shall be elected annually by the Board of Directors. Each officer, except as may be appointed in accordance with the provisions of this Article VI, shall hold office until his or her successor shall have been chosen and shall qualify or until his or her death or until he or she shall have resigned or until he or she shall have been removed in the manner hereinafter provided.

      SECTION 3. Appointed Officers. The Board of Directors may from time to time appoint or delegate the appointment of such other officers and assistant officers and agents as it may deem necessary including one or more Assistant Secretaries and one or more Assistant Treasurers. Such officers shall hold office for such period, have such authority and perform such duties, subject to the control of the Board of Directors, as are in these Bylaws provided or as the Chief Executive Officer, president or the Board of Directors may from time to time prescribe. The Chief Executive Officer or President shall have authority to appoint and remove agents and employees and to prescribe their powers and duties and may authorize any other officer or officers to do so.

      SECTION 4. Removal. Any officer elected or appointed directly by the Board of Directors may only be removed, either with or without cause, at any time by the vote of the majority of the Board of Directors.

      SECTION 5. Resignation. Any officer may resign at any time by giving written notice to the Chief Executive Officer or to the Secretary. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 6. Vacancies. A vacancy in any office because of death, resignation, removal or other causes shall be filled for the unexpired portion of the term in the manner prescribed by these Bylaws for regular election or appointment to such office.

      SECTION 7. The Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors and shall perform such other duties as the Board of Directors may from time to time prescribe.

      SECTION 8. Chief Executive Officer. The Chief Executive Officer shall, subject to the Board of Directors, have general charge of the business affairs and property of the Corporation. Unless otherwise designated by the Board of Directors, the President shall also be the Chief Executive Officer.

      SECTION 9. The President. In the absence or inability to act of the Chairman of the Board, the President shall, when present, preside at all meetings of the Board of Directors and the stockholders. The President shall have such other powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors or as may be prescribed by these Bylaws.

      SECTION 10. Executive or Senior Vice Presidents. Each Executive or Senior Vice President shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors, the Chief Executive Officer or as may be prescribed in these Bylaws.

      SECTION 11. Vice President. Each Vice President shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors or as may be prescribed in these Bylaws.


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      SECTION 12. The Secretary.  The Secretary shall attend all meetings of the
Board of Directors and record all its proceedings. He or she may give, or cause to be given, notice of all stockholders' and directors' meetings and shall perform such other duties as may be prescribed by the Board of Directors or the President. The Secretary may certify all votes, resolutions and actions of the stockholders and of the Board of Directors.

      SECTION 13. The Treasurer. The Treasurer shall have charge and custody of, and be responsible for all funds and securities of the Corporation, and shall deposit all such funds in the name of the Corporation in such banks or other depositories as shall be selected or authorized to be selected by the Board of Directors; shall render or cause to be rendered a statement of the condition of the finances of the Corporation at all regular meetings of the Board of Directors, and a full financial report of the Corporation at the annual meeting of stockholders, if called upon so to do; shall receive and give receipt for moneys due and payable to the Corporation from any source whatsoever; and, in general, shall perform or cause to be performed all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board of Directors or as may be prescribed in these Bylaws.

      SECTION 14. Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall perform such duties as from time to time may be assigned to them by the Board, the President, Chief Executive Officer or the Secretary or Treasurer, respectively. At the request of the Secretary or the Treasurer, or in case of his or her absence or inability to act, any Assistant Secretary or Assistant Treasurer, respectively, may act in his or her place.

      SECTION 15. Indemnification of Directors, Officers, Etc. Directors and officers of the Corporation shall, and agents and employees of the Corporation may be indemnified in the manner provided in the Articles of Incorporation. The Corporation may purchase and maintain liability insurance on behalf of such persons or to protect itself against liability for such indemnification to the extent authorized by Article 8 of the Articles of Incorporation. The duties of the Corporation to indemnify and to advance expenses to any person as provided in the Articles of Incorporation shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of Article 8 of the Articles of Incorporation, and no amendment or termination of any trust or other fund created pursuant thereto, shall alter to the detriment of such person the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

      SECTION 16. Liability of Directors or Officers. The personal liability of a director or officer of the Corporation shall be limited in the manner provided in the Articles of Incorporation.

                                   ARTICLE VII

                     CONTRACTS, CHECKS, BANK ACCOUNTS, ETC.

      SECTION 1. Execution of Contracts The Board of Directors may authorize any officer, employee or agent, in the name and on behalf of the Corporation, to enter into any contract or execute and satisfy any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.

      SECTION 2. Loans. The Chief Executive Officer, President or any other officer, employee or agent authorized by the Bylaws or by the Board of Directors may effect loans and advances at any time for the Corporation from any bank, trust company or other institutions or from any firm, corporation or individual and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and when authorized so to do may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority conferred by the Board of Directors may be general or confined to specific instances or otherwise limited.


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



      SECTION 3. Checks, Drafts, Etc. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed on behalf of the corporation in such a manner as shall from time to time be determined by resolution of the Board of Directors.

      SECTION 4. Deposits. The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select or as may be selected by an officer, employee or agent of the Corporation to whom such power may from time to time be delegated by the Board of Directors.

      SECTION 5. General and Special Bank Accounts. The Board of Directors, the Chief Executive Officer, the President or any other officer or officers designated by the Board of Directors may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as may be selected by the President or any other officer or officers or agent or agents to whom power in that respect shall have been delegated by the Board of Directors. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

                                  ARTICLE VIII

                                  CAPITAL STOCK

      SECTION 1. Certificates of Stock. Every holder of shares of stock shall be entitled to have a certificate, in such form as the Board of Directors shall prescribe, certifying the number and class of shares of stock of the Corporation owned by him or her. Each such certificate shall be signed in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President or an Executive or Senior Vice President or a Vice President, and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Signatures of such officers may be facsimiles to the extent permitted by the Virginia Stock Corporation Act. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who shall have signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by certificates for stock of the Corporation, the number of shares represented by such certificates, respectively, and the respective dates thereof, and, in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled and a new certificate or certificates shall not be issued in exchange for any existing certificates until such existing certificate shall have been so canceled, except in cases otherwise provided for in this Article VIII.

      SECTION 2. Transfer of Shares. Each transfer of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a transfer agent appointed as is in this Article VIII provided, upon the payment of any taxes thereon and the surrender of the certificate or certificates for such shares properly endorsed. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided that whenever any transfer of shares shall be made for collateral security and not absolutely, such fact, if known to the Corporation or to any such agent, shall be so expressed in the entry of transfer if requested by both the transferor and transferee.

      SECTION 3. Date for Determining Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of directors may

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



fix, in advance, a record date, which shall not be more than seventy (70) nor less than ten (10) days before the date of such meeting, nor more than seventy
(70) days prior to any other action, except as otherwise required by the Virginia Stock Corporation Act. A determination of stockholders entitled to notice of or to vote at a stockholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred and twenty
(120) days after the date fixed for the original meeting.

      SECTION 4. Lost, Destroyed, and Mutilated Certificates. The holder of any shares of stock of the Corporation for which the certificate therefor has been lost, destroyed or mutilated, shall immediately notify the Corporation of such loss, destruction or mutilation. The Board of Directors may, in its discretion, and after the expiration of such period of time as it may determine to be advisable, cause to be issued to such stockholder a new certificate or certificates for shares of stock, upon the surrender of the mutilated certificate, or in case of loss or destruction of the certificate, upon proof satisfactory to the Board of Directors of such loss or destruction, and the Board of Directors may, in its discretion, require the owner of the lost, destroyed or mutilated certificate, or his or her legal representatives, to give the Corporation a bond, in such sum and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, destruction or mutilation of any such certificate or the issuance of such new certificate.

      SECTION 5. Examination of Books by Stockholders. The Board of Directors shall, subject to any applicable statutes, have the power to determine, from time to time, whether and to what extent and at what times and places and under what conditions the accounts and books and documents of the Corporation, or any of them, shall be opened to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by any such statute, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

                                   ARTICLE IX

                                WAIVER OF NOTICE

      Whenever any notice whatever is required to be given by these Bylaws or by the Articles of Incorporation, or by statute, the person entitled thereto may in person, or in the case of a stockholder by his or her attorney thereunto duly authorized, waive such notice in writing (including telegraph, cable, radio or wireless), whether before or after the meeting, or other matter in respect of which such notice is to be given, and in such event such notice need not be given to such person and such waiver shall be equivalent to such notice, and any action to be taken after such notice or after the lapse of a prescribed period of time may be taken without such notice and without the lapse of any period of time.

                                    ARTICLE X

                                      SEAL

      The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and the year of its incorporation.


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



                                   ARTICLE XI

                                   FISCAL YEAR

      The fiscal year of the Corporation shall begin on the first day of July and end on the last day of June in each year.

                                   ARTICLE XII

                                   AMENDMENTS

      These Bylaws (including, without limitation, this Article XII) may be altered, amended or repealed or new bylaws may be adopted in the manner set forth in the Articles of Incorporation.













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





                      SWVA BANCSHARES, INC. & SUBSIDIARIES

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

                                    SWVA Bancshares, Inc.


Date: February 13, 1998        By:  /s/ B.L. Rakes
                                    ---------------------------------------
                                    B. L. Rakes
                                    President, Chief Executive Officer,
                                    Chief Financial Officer, and Director


Date: February 13, 1998        By:  /s/ Mary G. Staples
                                    ---------------------------------------
                                    Mary G. Staples
                                    Vice President/Treasurer
                                    Principal Accounting Officer



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